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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 4 to Form S-3) and related Prospectus of DepoMed, Inc. for the registration of 3,136,267 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 2002, except for Note 10 of the Notes to Financial Statements, as to which the date is March 28, 2002 and Note 1 of the Notes to Financial Statements, as to which the date is November 8, 2002, with respect to the financial statements of DepoMed, Inc., and our report dated February 23, 2001, with respect to the financial statements of DepoMed Development, Ltd., all such reports included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Palo Alto, California
November 13, 2002

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  Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS